Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 13, 2026 relating to the Common Stock, par value $0.01, of AngioDynamics, Inc. shall be filed on behalf of the undersigned.

Divisadero Street Capital Management, LP By: Divisadero Street Capital, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

Divisadero Street Capital, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

William Zolezzi By: /s/ William Zolezzi

Divisadero Street Partners, L.P. By: Divisadero Street Partners GP, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

Divisadero Street Partners GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager